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                                                             EXHIBIT 23.1


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report included in this registration statement and to the incorporation by reference in this registration statement of our report dated January 18, 2000 included in NorthEast Optic Network, Inc.'s Form 10-K for the year ended December 31, 1999 and to all references to our Firm included in this registration statement.


/s/ Arthur Andersen LLP

ARTHUR ANDERSEN LLP



Boston, Massachusetts
April 3, 2000